UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 11, 2012

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On October 11, 2012, the Board of Directors of Pier 1 Imports, Inc. (the “Company”), pursuant to the authority delegated to the Board of Directors by the Company’s bylaws, approved an increase in the size of the Board of Directors from eight directors to nine directors and elected to the Board of Directors Cheryl A. Bachelder.

As a non-employee director, Ms. Bachelder will be compensated as described under the caption “MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP – Non-Employee Director Compensation for the Fiscal Year Ended February 25, 2012 – Fees Paid to Directors” on page 12 of the Company’s proxy statement relating to its 2012 annual meeting of shareholders. Also, as a non-employee director Ms. Bachelder has entered into the Company’s standard indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	October 11, 2012	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary